Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Report on Form 6-K of Critical Metals Corp. (the “Company”) furnished to the U.S. Securities and Exchange Commission (the “SEC”) on June 22nd 2026 of our report dated June 19th 2026, relating to the consolidated financial statements of European Lithium Limited as of and for the years ended 30 June 2025 and 30 June 2024 (Exhibit 99.2 to such Form 6-K), and to the incorporation by reference in the Registration Statements on Form F-3 (File Nos. 333-296156, 333-278400, 333-294406, 333-290973, 333-286326, and 333-293656) and Form S-8 (File Nos. 333-291195 and 333-280017).

Yours sincerely

SW Audit
Chartered Accountants

Perth, Australia
22 June 2026

Brisbane Level 15 240 Queen Street Brisbane QLD 4000 T + 61 7 3085 0888	Melbourne Level 10 530 Collins Street Melbourne VIC 3000 T + 61 3 8635 1800	Perth Level 18 197 St Georges Terrace Perth WA 6000 T + 61 8 6184 5980	Sydney Level 7, Aurora Place 88 Phillip Street Sydney NSW 2000 T + 61 2 8059 6800

SW Audit ABN 39 533 589 331. Liability limited by a scheme approved under Professional Standards Legislation.
SW Audit is an independent member of ShineWing International Limited.